UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FSB BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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IMPORTANT UPDATE FOR

FSB BANCORP, INC. SPECIAL MEETING OF STOCKHOLDERS

Change in Location of the Special Meeting of Stockholders

Meeting Date: Monday, April 20, 2020

Meeting Time: 2:00 p.m. (Eastern Time)

Meeting Access: https://www.meetingcenter.io/267169155

Due to the emerging public health impact of the novel coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, stockholders and community, our board of directors has determined to change the location of the Special Meeting of Stockholders of FSB Bancorp, Inc. It will now be held over the web in a virtual meeting format only. You will not be able to attend the Special Meeting in person. To access the virtual meeting please click the Virtual Stockholder Meeting link copied above or enter the website in your internet browser.

To log in to the virtual meeting you have two options: join as a “Stockholder” or join as a “Guest.” If you join as a “Stockholder” you will be required to have a control number and password.  If you were a stockholder as of the close of business on March 5, 2020, the control number may be found on your proxy card or notice, or email you previously received regarding the Special Meeting, and the password for the meeting is FSBM2020. The instructions for voting may be found on the website copied above which will be available during the Special Meeting. If you join as a “Guest” you will not be able to vote your shares or ask questions at the Special Meeting. If you are unable to access the virtual meeting and need assistance finding a place to access the Special Meeting on the internet, please contact FSB Bancorp, Inc. at (585) 381-4040 ext. 631 prior to Monday, April 20, 2020.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Special Meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your FSB Bancorp, Inc. shares of common stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 15, 2020. You will receive a confirmation email from Computershare of your registration.

Requests for registration should be directed to Computershare at the following address:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

If you do not have your control number, you may attend as a guest but will not be able to vote your shares or ask questions at the Special Meeting.

Whether or not you plan to attend the Special Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Special Meeting. The Proxy Statement for the Special Meeting is available at www.envisionreports.com/FSBM. Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Special Meeting.